As filed with the Securities and Exchange Commission on December 22, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ONEFUND Trust

(Exact name of registrant as specified in its charter)
Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number) 200 2nd Ave. South #737 St. Petersburg, FL 33701
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Cyber Hornet S&P 500® and Bitcoin 75/25 Strategy ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-129930

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.Description of Registrant’s Securities to be Registered.

A description of the Shares is contained in the prospectus included in the Registrant’s Registration Statement on Form 497 filed under the Securities Act of 1933, as amended, (File No. 333-129930) on December 22, 2023, which description is incorporated herein by reference.

The Trust currently consists of 2 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Cyber Hornet S&P 500® and Bitcoin 75/25 Strategy ETF	93-2223018

Item 2.Exhibits

A.
Registrant’s Amended and Restated Agreement and Declaration of Trust dated September 28, 2023, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the SEC via EDGAR on November 14, 2023. (Accession No. 0001580642-23-006210).

B.
Registrant’s By-Laws dated November 9, 2009 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the SEC via EDGAR on November 23, 2005. (Accession No. 0000950152-05-009529).

C.
Registrant's First Amendment to the By-Laws dated February 1, 2023 are incorporated by reference to Exhibit (b)(ii) to the Registrant's Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the SEC via EDGAR on November 14, 2023. (Accession No. 0001580642-23-006210).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ONEFUND Trust

December 22, 2023

/s/ Michael Willis
Michael Willis President